EXHIBIT 10.18

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT is made on the 29 day of March, 1999, between SOLPOWER CORPORATION ("SOLPOWER") a Nevada corporation with offices at 7309 East Stetson Drive, #102, Scottsdale, AZ 85251, and PROTOCOL RESOURCE MANAGEMENT INC. ("PROTOCOL") an Ontario corporation with offices at 330 Industrial Parkway South, Aurora, Ontario, Canada 4LG 3V7.

WHEREAS

A. SOLPOWER is entitled to manufacture, distribute, market and sell in respect of a product, a description of which is contained in Appendix "A" attached hereto ("the Product") which term shall be deemed to include any modifications, alterations and improvements to the Product.

B. SOLPOWER is a corporation incorporated in the United States of America with its registered office situated in Carson City, Nevada.

C. PROTOCOL is a company incorporated in Canada with its registered office situated in Aurora, Ontario.

D. It is the intention of the parties that this Agreement be supplemental and, if necessary, modified by further agreement as and when appropriate.

E. The purpose of this Agreement is to record the terms and conditions and involvement of the parties hereto in the Joint Venture and related matters.

NOW THIS AGREEMENT WITNESSES as follows:

1. GENERAL

1.1 Definitions

In this Agreement unless there is something in the subject or context inconsistent with the following expressions, then each shall have the following meaning:

a) "This Agreement means this Joint Venture Agreement as the same may be amended or supplemented from time to time and the schedules attached hereto:

b) "The Business" means the manufacture, marketing and distribution of the Product and such other products are as agreed from time to time in North America.

c) "Business Day" means a day (not being Saturday, Sunday of public holiday) on which Banks are open for business in Aurora, Ontario, Canada;

d) "Date" means XXX 1999.
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e) "Dollars" or "$" means US Dollars unless otherwise expressly provided;

f) "Manager" shall mean the management team appointed to operate The Business;

g)  "Shareholders"  means  Solpower and  Protocol  pursuant to the terms of this
Agreement:

h) "Shareholders Agreement" means an agreement which sets out the terms agreed between the Shareholders for differential funding, differential ownership or any other matters agreed between the Shareholders in relation to the Business annexed as Appendix B.

i) "License Agreement" means the License Agreement in the form substantially similar to the Agreement annexed as Appendix C;

j) "Prescribed Equity" means in relation to each Joint Venturer, the following percentages:

     SOLPOWER        50%
     PROTOCOL        50%

k)  "Product"  shall  mean  SP34E   refrigerant  as  described  in  the  Product
Description annexed as Appendix A.

l) "Terms" means five years from the date of this Agreement or as extended pursuant to this Agreement.

1.2 Interpretation

In this Agreement unless the contrary intention appears:

a) a reference to a person includes a reference to a company, corporation, firm, association or other entity, and vice versa;

b) the singular includes the plural and vice versa;

c) A reference to any gender includes a reference to all other genders;

d) A reference to any legislation or to any provision of any legislation includes a reference to any modification or re-enactment or any provision substituted for such legislation or provisions;

e) An agreement, representation or warranty made by two or more persons is made by them jointly and by each of them severally; and

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f) An agreement, representation or warranty made in favor of two or more persons is made for the benefit of them jointly and for each of them severally.

1.3 Heading

Headings are inserted for convenience only and do not affect the interpretation of this Agreement.

1.4 Weekends & Holidays

Where any act is required by this Agreement, to be done in a given day and that day is not a Business Day, then the act is required to be done on the next following Business Day.

2. PURPOSE

The parties hereby acknowledge and declare that they have entered into this Agreement for the purpose of funding, developing and exploiting the Business and the Product and/or other products as are agreed from time to time between the parties on the terms and conditions contained in this Agreement.

3. INCORPORATION OF SOLPOWER CANADA INC.

The parties agree to incorporate a corporation (hereinafter referred to as "the Corporation") under the laws of the province of Ontario to otherwise conduct the business of manufacturing and marketing the Product in the manner described in this Agreement substantially as a Joint Venture.

4. APPOINTMENT OF MANAGER

The Joint Venturers agree to appoint Protocol as Manager of the Corporation under the terms and conditions of the Management Agreement annexed as Appendix
D. Pursuant to the Management Agreement, Protocol shall charge a management fee to the Corporation for the providing of the services of Manager.

5. FUNDING OF THE CORPORATION

5.1 Initial Capitalization

The initial capitalization of the Corporation shall be provided by the Joint Venturers in proportion to their equity ownership. The capitalization shall consist of a combination of debt and equity on a 3:1 basis. The total amount of the initial capitalization shall be determined from the budget requirements prepared by the Manager in order to commence operations.

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5.2 Contribution of Assets by Protocol

SOLPOWER agrees that PROTOCOL may contribute assets required for production in lieu of cash in the initial capitalization of the Business-see Appendix E.

5.3 Subsequent Funding

Upon reasonable written notice, the Joint Venturers agree that any further funding required at any time by the Corporation shall be contributed in accordance with the Shareholders' Agreement.

5.4 Expenditure Requirements

The Joint Venturers agree that at sixty days prior to the fiscal year end, the Manager shall present their following year's capital expenditure requirements, operating expenditure requirements and shareholder funding requirements to the Shareholders for their consideration and approval.

6. MANAGER'S RESPONSIBILITIES

The Manager shall be in control and be empowered to manage the Business pursuant to direction of the Corporation's Board as well as the Joint Venture Agreement and the Management Agreement (the "Agreements"). However, unless otherwise authorized in writing by the Board of the Corporation, the Manager has no authority to operate outside the approved Budget and Business Plan.

Subject to the limitations provided herein, the resolutions from the Manager in respect of matters arising from or in connection with this Agreement shall be binding. Management tasks are those required to meet the expectations reflected in the Business Plan approved by the Board.

The Joint Venturers shall appoint the Manager to act as their lawful attorney in respect of any matters arising from or in connection with the Business.

At all times the Manager shall hold the assets to which the Corporation is legally entitled on behalf of and on trust for the Joint Venturers.

The resolutions of the Corporation in respect of matters arising from or in connection with this Agreement shall be binding upon all the parties hereto.

The Manager shall prepare and submit a proposed annual operating budget (the "Budget") to the Board of Directors of the Corporation. Furthermore the Manager shall prepare and submit a proposed business plan (the "Business Plan") to the Board of Directors of the Corporation. The Budget and the Business Plan shall be submitted to the Board of Directors of the Corporation on or before 1 November of each fiscal year and shall apply to the twelve (12) months period beginning on 1 January of the next fiscal year.

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The budget shall include  without  limitations  projections  on accrual basis of receipts, required expenditures, cash flows, and project capital expenditures for the period covered thereby.

The business plan shall include without limitations: - description of any activity proposed to be undertaken - projected annual income statement - projected income statement as of the end of the fiscal year - schedule of projected Net Cash Flow and Net Operating Income for such fiscal year - marketing plan - description of any capital expenditures - production schedule - description of the proposed investments.

Notwithstanding the above, PROTOCOL, acknowledges and agrees that all matters relating to manufacturing standards, protocols and know-how in relation to the Product shall be determined by SOLPOWER pursuant to the License Agreement.

7. LICENSE

SOLPOWER shall grant to the Corporation a license to manufacture the refrigerant SP34E pursuant to the Licensing Agreement. The Corporation agrees to pay and amount equal to $2.50 per kg as consideration for receiving the license. Such amounts to be paid in quarterly installments on the tenth business day following the end of the prior quarter of the Corporation. The amount shall be computed on the basis of the refrigerant sold and delivered to customers in the prior quarter.

8. ROYALTY

8.1 Royalty Payments

Alternatively or in addition to, the Corporation shall pay a royalty to SOLPOWER, pursuant to the Royalty Agreement, attached as Appendix F, for every kilogram of gas manufactured and sold by the Corporation to wholesalers, OEMs, and refrigerant gas distributors. The royalty is to be established annually on the basis of market pricing for the refrigerant. The royalty is computed monthly on the basis of the refrigerant sold and delivered to customers in the month. The royalty is to be paid monthly, in arrears sixty days from the end of the month in which the royalty is earned.

8.2 Withholding Taxes

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SOLPOWER agrees that the Corporation  shall withhold and remit to Revenue Canada any withholding taxes on the royalty as required under the Canadian Income tax Act, on SOLPOWER'S behalf and remit the net royalty to SOLPOWER.

9. COMPOSITION OF THE BOARD OF DIRECTORS OF THE CORPORATION

The following provisions shall determine the composition from time to time of the Board of Directors of the Corporation.

9.1 Composition of Board. Each Joint Venture shall be entitled to appoint two Directors to the Board of the Corporation.

9.2 Quorum

a) The quorum necessary for the transaction of business by the Directors of the Manager shall be two (2) Directors or more of the total number of directors, being at least one (1) director representing each Joint Venturer present throughout the meeting. If at the time appointed for any meeting a quorum is not present, the meeting shall be dissolved and an adjourned meeting of directors shall be held not less than seven (7) days after the day the time fixed for the original meeting of the Directors provided that the appropriate written notice for the time and place for such adjourned meeting of Directors shall be given to every Director in the manner prescribed in sub-clause c) of this clause.

b) The Directors present at a meeting of Directors at least constituting one representative of each Joint Venturer shall constitute the quorum.

c) Seven (7) days written notice of the time and place of every Meeting of Directors of the Corporation shall be given to every Director for the time being of the Corporation.

9.3 Voting

Questions arising at a meeting of Shareholders or a meeting of Directors shall be determined by unanimous vote of the Shareholders or Directors present and voting.

9.4 Appointment, Suspension & Renewal

a) By notice in writing to the other Joint Venturer, each Joint Venturer may remove or suspend any of the persons appointed by it as a Director and appoint another person in their place and may appoint another Director temporarily in place of the person so removed or suspend or in place of a sick or absent Director.

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b) The parties  agree that they will take all such steps as  necessary to create the Articles of Incorporation of the Corporation to give effect to the matters in sub-clauses 9.1 a), b) and c) hereof.

10. TRANSFER OF SHARES IN THE CORPORATION

If any Shareholder of the Corporation transfers its shareholding in the Corporation in accordance with the Articles, the transferring Shareholder shall procure that the transferee, if not an existing Shareholder of the Corporation, shall undertake to be bound by this Agreement as if an original party herein.

11. ACCOUNTS OF THE CORPORATION

11.1 Monthly profit/loss reporting

Within twenty (20) Business Days of the end of each Month in cash Financial Year, the Manager shall cause to be prepared and distributed to the Joint Venturers a profit and loss account for the Joint Venture for that month prepared in accordance with generally accepted International accounting standards consistently applied. They shall be prepared on accrual basis with statements of income, cash flows and balance sheets.

11.2 Annual reporting

a) The accounts of the Corporation shall be audited by the Auditor as at the end of each Financial Year. The Auditor shall be appointed by the Shareholders of the Corporation.

b) The audited financial statements of the Corporation shall be presented to the Board of Directors within sixty days of the Corporation's fiscal year end.

c) The fiscal year end of the Corporation shall be January 31.

12. RIGHT TO DIVIDENDS Unless the Joint Venturers  otherwise agree, within fifty
(50) Business Days after the end of each Financial Year, there shall be distributed out of the Corporation an amount equal to 1/3 of the after tax profits for such preceding Financial Year, distributed by way of a dividend declared by the Directors of the Corporation.

13. INTEREST IN THE PRODUCT/LICENCE AGREEMENT

a) PROTOCOL acknowledges that save for its interest in the Corporation, it has no interest in the Product and its Product rights are subject to the License Agreement.

b) The Manager shall forthwith enter into the License Agreement. PROTOCOL acknowledges that its rights in or arising out of such License Agreement arose solely as a result of this Agreement and any rights in respect of such License Agreement shall terminate contemporaneously with the termination of the Joint Venture.

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14. RELATIONSHIP OF JOINT VENTURERES

14.1 Limit of Joint Venturer's Liabilities

Notwithstanding anything to the contrary herein contained, neither this Agreement, nor any agreement referred to herein, nor the acts or omissions of the Joint Venturers or any of them shall result nor are they intended to result in the creation of a Partnership or other relationship whereby a Joint Venturer shall be held responsible or liable for any act or omission of the other parties or any of them either jointly or otherwise or shall authorize any Joint Venturer to pledge the credit of the other Joint Venturer or shall impair the independent status of any Joint Venturer or shall create any trust.

14.2 No Agency Created

No Joint Venturer shall act as or purport to act as the agent or make any promise or representation on behalf of the other Joint Venturer without it's express written approval.

14.3 Indemnity for Breach

The Joint Venturers' covenant and agree with each other to indemnify and keep indemnified the other from and against any losses and damages which may arise in respect of any breach of that Joint Venturer or any provisions of this Agreement.

15. MUTUAL COVENANT

15.1 Each Party Fiduciary of the Other

Each party covenants and agrees with the other party that it is the fiduciary of that other party in relation to the Joint Venture and to be just and faithful in all its activities and dealings with such other party in relation to the Joint Venture and otherwise to perform its obligations express or implied under the terms of this Agreement. This obligation does not relate to any businesses other than the businesses of the Joint Venture.

15.2 Parties to Keep Each Other Informed

The parties shall keep each other fully informed and aware of all their respective activities in relation to this Agreement.

15.3 Parties to Assist Each Other

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The parties  shall  assist  each other and  generally  do all acts,  matters and things to ensure achievement of the objects of the Joint Venture.

15.4 Receipt of Money

Each of the parties covenants and agrees with one another that forthwith upon the receipt of any moneys belonging to the Joint Venture such party shall pay such moneys into the Business bank account.

15.5 Joint Venturers Not to Give Credit

Each Joint Venturer undertakes that it shall not without the consent of the other in respect of the Joint Venture:

a) give any credit and/or lend any money on behalf of the Joint Venture to any person, firm, company or entity other than in the ordinary course of business of the Joint Venture conducted in a normal and proper manner;

b) borrow or raise any money or incur any debt on account of the Joint Venture;

c) except as herein before provided draw, accept or endorse any negotiable instructions on account of the Joint Venture;

d) compound, release or discharge any debt which shall be due or owing to the Joint Venture without receiving the full amount thereof;

e) guarantee, become bail, surely or security on behalf of the Joint Venture for any person, firm, company or entity or do or knowingly suffer to be done anything whereby the property or assets of the Joint Venture may be attached or taken in execution;

f) incur any liabilities on behalf of the Joint Venture and/or employ any of the moneys and/or effects thereof other than in the ordinary course of business on behalf of the Joint Venture conduct in a normal and proper manner.

16. CONFIDENTIALITY

Any information which shall have been communicated by a Joint Venturer to any other party in confidence under this Agreement or which in the reasonable opinion of SOLPOWER or PROTOCOL ought to be regarded as "confidential information", shall be treated by the recipient as confidential unless and until any of the following events or circumstances shall occur:

a.   it is published by the communicating party for use by outside parties;
b.   it is contained in a published patent of equivalent specification;
c. it can be shown to have fallen into the public domain or become generally known in the relevant industry.

"Confidential information" means business practices, products, inventions, technology or confidential commercial information of the Party and its affiliates, Confidential commercial information include without limitation formulae, production processes, production equipment, product information, price

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lists,  customer lists,  customer contact information,  development and research work marketing programs, plans, proposals, and other information about internal systems, processes, concepts, practices, and procedures.

Assuming the recipient has reasonably protected the confidential information from third parties, employees, subcontractors, agents, or advisors with their execution of a Nondisclosure Agreement in substantially similar form as set out in Appendix G, the following acts shall not be deemed to be a breach of the above:

its disclosure occurs by its use in the product manufactured by the receiving party;

its disclosure occurs in the ordinary course of the sale of such products by inspection;

it has necessarily been disclosed by the receiving party to its customers or users of the products or to their sub-contractors for repair, overhaul or other necessary work, demonstration and service activities including supplying copies of specifications in the ordinary course of business to purchasers and PROSPECTIVE PURCHASERS of the products or to sub-contractors or manufacturers of component parts;

upon advance written approval by Solpower, it is disclosed by reproduction of specifications as may be absolutely necessary in advertising literature, instructions books and spare parts lists;

its disclosure in necessary to bona fide sub-contractors and bidders to enable them to perform their contract or make bids to the receiving party;

it is disclosed in any other comparable circumstances.

PROVIDED HOWEVER that in all the above cases any disclosure has been made bona fide and to no greater degree than was necessary in the circumstances and with a view to promoting the actual sale or use of the Products.

Any information communicated to one party hereunder may be disclosed by that party to any sub-contractor properly appointed in accordance with this Agreement and approved by Solpower, provided that the disclosing party procures that such disclosure is limited to such officers or employees of the sub-contractor as cannot properly fulfill their duties to the subcontractor without such disclosure and to undertake in writing to keep such information confidential by executing a NonDisclosure Agreement in substantially similar form as set out in Appendix G of to the License Agreement.

17. DISPUTE DETERMINATION

17.1 Chief Executives to Consult

In the event that the Joint Venturers are in dispute regarding any matter relating to the Corporation, the Joint Venture or otherwise arising out of this Agreement then any Joint Venturer may notice in writing to the other Joint Venturer refer the dispute to the Chief Executive of each Joint Venturer who shall consult with one another in good faith and use their best endeavors to resolve such dispute to the mutual satisfaction of both Joint Venturers without the resort to litigation or arbitration.

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17.2 Consultant

In the event that the Chief Executives  cannot resolve the dispute within thirty
(30) days of referral, then any Joint Venture may give notice of particulars of such dispute to the other Joint Venturer and require that such dispute be resolved by a consultant acceptable to the Joint Venturers. The consultant who has been agreed upon or appointed shall act as an expert and not as an arbitrator and his decision (including any decision as to cost) shall be final and binding upon the Parties.

17.3 Arbitration

If the Parties fail to reach an agreement on a consultant acceptable to both Parties, the dispute between the Parties arising out of this Agreement shall be submitted for arbitration.

18. REPRESENTATIONS & WARRANTIES

SOLPOWER represents and warrants to the other Joint Venturers that:

a. SOLPOWER is a duly incorporated corporation validly existing and in good standing under the laws of Nevada, United States of America with all the requisite power to enter into this Agreement and perform its obligations hereunder;

this Agreement has been duly and validly authorized, executed and delivered by SOLPOWER and constitutes SOLPOWER's legal, valid and binding obligation, enforceable in accordance with its terms.

The execution, delivery and performance of this Agreement by SOLPOWER and the consummation of the transactions contemplated hereby will not violate, breach, conflict with of create adverse rights under any corporate charter, by-laws, contract or agreement, or anything else to which SOLPOWER is a party or by which SOLPOWER or its assets are subject.

PROTOCOL represents and warrants to the other Joint Venturers that:

PROTOCOL is a duly incorporated corporation validly existing and in good standing under the laws Ontario, Canada with all the requisite power to enter into this Agreement and perform its obligations hereunder;

this Agreement has been duly and validly authorized, executed and delivered by PROTOCOL and constitutes PROTOCOL's legal, valid and binding obligation, enforceable in accordance with its terms;

the execution, delivery and performance of this Agreement by PROTOCOL the consummation of the transactions contemplated hereby will not violate, breach, conflict with or create adverse rights under any corporate charter, by-laws, contract or agreement, or anything else to which PROTOCOL is a party or by which PROTOCOL or its assets are subject.

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19. NOTICES

Unless and until the Joint Venturer provides a different address or facsimile number by notice in writing to the other Joint Venturers to this Agreement, its address will be known as:

If it is SOLPOWER:
Attention: Mr. James H. Hirst
Address: 7309 E. Stetson Drive, #102, Scottsdale, Arizona, USA 85251
Fax: 602-947-6324

If it is PROTOCOL:
Attention: Mr. James Flowers
Address: 330 Industrial Parkway South, Aurora, Ontario, Canada L4G 3V7
Fax: 905-713-1790

Any notice given as provided by this clause shall be deemed received by the Joint Venture to whom it is addressed when:

a. in the case of any notice delivered by hand, when so delivered;

b. if sent by pre-paid post on the third clear business day after the date of posting;

c. in the case of any notice sent by facsimile such notice, upon the issue of the sender of a transmission control or other like report from the dispatching facsimile machine which shows the relevant number of pages comprised in the notice to have been sent and the result of the transmission is "OK", PROVIDED ALWAYS that in the case of a facsimile notice the notice shall for the purposes of this Agreement be deemed to have been duly signed if the name of the person or company giving the notice on behalf of the Joint Venturers is affixed by mechanical means or device on the said notice.

20. GOVERNING LAW

This Agreement shall be construed in accordance and shall be governed by the laws for the time being in force in Canada regardless of the laws that might otherwise govern under the applicable principals of conflict law.

21. JURISDICTION

Each  of  the  parties   irrevocably   submits  to  and  accepts  the  exclusive
jurisdiction of any of the Courts of Canada.

Each of the parties irrevocably waives and agrees to waive:

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a. any immunity for the jurisdiction of any court for any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) which that Joint Venturer may have or in the future acquire; and

     any objection that the joint Venturer may now or in the future have to the venue of any such legal process; and

     the claim it may have now or in the future have that any such process has been brought in an inconvenient forum.

22. MISCELLLANEOUS

22.1 Costs

Each of the parties hereto shall be responsible for its own costs and expenses of and in connection with and incidental to the preparation and carrying into effect of this Agreement and for the preparation of any document contemplated hereunder provided that any stamp duty chargeable upon or in respect of this Agreement or any document or instrument prepared pursuant to this Agreement or contemplated hereunder shall be borne and paid by the Joint Venture.

22.2 Unavoidable Events

No failure or omission to carry out or observe any term of this Agreement will give rise to a claim by any Joint Venturer against another or result in a breach of this Agreement if such failure or omission arises by reason of delay or inability to perform caused by war, whether declared or not, civil rebellion, strike, fire, storm or other severe action of the elements, accident government or statutory restriction or from similar causes which are unavoidable or beyond reasonable control of the defaulting Joint Venturer.

22.3 Further Acts

Each of the parties will without further consideration sign, execute and deliver any document and shall perform any other act which may be necessary or desirable to give full effect to this Agreement.

22.4 Entire Understanding

Other than the Non-Disclosure Agreement previously executed and notwithstanding this Agreement is still effective, this Agreement supersedes all prior representations, arrangements, understandings and agreements between the parties relating to the subject matter of this Agreement and sets forth the entire and exclusive agreement and understanding between the parties relating to the subject matter of this Agreement.

22.5 Successors & Assigns

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This  Agreement  shall  ensure to the benefit of and be binding upon each of the parties and their respective successors and authorized assigns.

22.6 No Waiver or Variation

A provision of or a right created under this Agreement may not be waived or varied except in writing signed by the party or parties to be bound by the waiver or variation.

22.7 Partial Exercise of Rights

No single or partial exercise by any party of any right, power or remedy under this Agreement shall preclude any other or further exercise of that or any other right, power or remedy.

22.8 No Exclusion of Rights

The rights, powers, or remedies provided in this Agreement are cumulative with and not exclusive of any rights powers or remedies provided independently of this Agreement.

22.9 Severance

If any provision of this Agreement is judged invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such invalidity or unenforceability (unless deletion of such provision would materially adversely affect one of the parties) will not affect the operation or interpretation of any other provision of this Agreement to the intent that the invalid or unenforceable provision will be treated as severed from this Agreement.

22. 10 Application of Legislation

Unless application is mandatory by law, no legislation, proclamation, order, regulation or moratorium whether present or future shall apply to the Agreement so as to extinguish, impair, delay or otherwise alter the right, powers or remedies of any of the parties.

22.11 Counterparts

This Agreement may consist of a number of counterparts, each of which when executed shall be an original and all counterparts together shall constitute one and the same instrument.

22.12 Provisions Survive Completion

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Each  provision of this  Agreement is capable of having effect after  completion and each representation and warranty made in this Agreement shall survive the execution, delivery and completion of this Agreement and the performance of all obligations under this Agreement and shall not merge on completion.

22.13 Indemnity

Each indemnity under this Agreement is a continuing indemnity and shall constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement and shall survive the execution, delivery, completion and termination of this Agreement.

22.14 Powers of Attorney

In the event that this Agreement is executed under power of attorney, each of the Attorneys executing this Agreement hereby warrant that he has at the time of executing this Agreement no notice of revocation of the power of attorney under the authority of which he executes this Agreement.

22.15 Recitals

The parties acknowledge that the recitals are true and correct and shall form part of this Agreement.

IN WITNESS WHEREOF the parties hereto or their duly authorized representative have executed this Agreement the day and year first hereinbefore written.

THE COMMON SEAL of SOLPOWER CORPORATION was hereunto affixed in accordance with its Articles of Association in the presence of:

Per: /s/ JAMES H. HIRST
     ---------------------------------
Its: President and CEO

THE COMMON SEAL of PROTOCOL RESOURCE MANAGEMENT INC, was hereunto affixed in accordance with its Articles of Association in the presence of

Per: /s/ James W. Flowers
     ---------------------------------
Its: President and CEO

APPENDIX A

PRODUCT DESCRIPTION

APPENDIX B

SHAREHOLDERS AGREEMENT

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APPENDIX C

LICENSE AGREEMENT

     APPENDIX D

     MANAGEMENT AGREEMENT

     APPENDIX E

     CAPITAL CONTRIBUTED BY PROTOCOL

     ITEM                               ASSIGNED VALUE
     ----                               --------------

     APPENDIX F
     ROYALTY AGREEMENT

     APPENDIX G
     NONDISCLOSURE AGREEMENT

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